 Contact: Marissa Vidaurri
Head of Investor Relations
(512) 683-5215

NI Reports Record Quarterly Revenue
Company saw strong sequential growth in revenue and orders in fourth quarter

Q4 2020 Highlights
•	Revenue of $368 million
•	Orders up 7 percent year over year
•	Diluted GAAP EPS of $0.04
•	Diluted non-GAAP EPS of $0.51
•	Cash and short-term investments of $320 million as of Dec. 31, 2020

AUSTIN, Texas - Jan. 28, 2021 - National Instruments (Nasdaq: NATI) today announced Q4 2020 revenue of $368 million, up slightly year over year for an all-time quarterly record.

In Q4 2020, the value of the company’s total orders were up 7 percent year over year; orders over $20,000 were up 13 percent year over year; and orders under $20,000 were down 4 percent year over year. As we expand our systems and software offerings, we may see larger differences between bookings and revenue on a quarterly basis.

“This year was a stress test for our strategy and it proved resilient. We delivered a strong close to a challenging year with record quarterly revenue above the high end of guidance," said Eric Starkloff, NI president and CEO. "The areas where we have focused showed strength and momentum increased throughout the year with fourth quarter orders up sequentially across all regions and business units. I believe we enter 2021 in a position of strength and poised to accelerate growth and deliver increased value to all our stakeholders."

Geographic revenue in U.S. dollar terms for Q4 2020 compared with Q4 2019 was down 6 percent in the Americas, up 5 percent in APAC and up 3 percent in EMEA. Excluding the impact of foreign currency exchange, revenue was  down 6 percent in the Americas, up 5 percent in APAC and up 1 percent in EMEA. Historical revenue from these three regions can be found on NI’s investor website at www.ni.com/nati.

In Q4, GAAP gross margin was 70 percent and non-GAAP gross margin was 74 percent. Total Q4 GAAP operating expenses were $245 million, up 10 percent year over year, which includes approximately $30 million of restructuring-related charges. Total Q4 non-GAAP operating expenses were $196 million, down 3 percent year over year. GAAP operating margin was 4 percent in Q4, with GAAP operating income of $13 million, down 75 percent year over year. Non-GAAP operating margin was 21 percent in Q4, with non-GAAP operating income of $79 million, down 6 percent year over year.

GAAP net income for Q4 was $5 million, with diluted earnings per share ("EPS") of $0.04, and non-GAAP net income was $67 million, with non-GAAP diluted EPS of $0.51. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $42 million for Q4. GAAP EPS includes higher restructuring charges than previously expected.

"I believe our strong close to 2020 is proof in our ability to adapt quickly to the global pandemic. We were diligent in managing expenses and achieved the 2020 annual targets shared at our investor conference in August," said Karen Rapp, NI CFO. "We remain committed to our 2023 financial model. In order to accelerate growth, we will continue to align investments to our higher growth opportunities within our four strategic pillars. I believe our strong balance sheet also gives us the opportunity to capitalize on inorganic investments to meet our growth targets faster and deliver shareholder returns."

As of Dec. 31, 2020, NI had $320 million in cash and short-term investments with $181 million in cash generated from operations in 2020. During Q4, NI paid $34 million in dividends and repurchased approximately 275,000 shares of our common stock at an average price of $34.39 per share. For the year, we returned over $185 million to our shareholders through dividends and stock repurchases, including the repurchase of 1.4 million shares at an average price of $35.04 per share. The NI Board of Directors approved a dividend of $0.27 per share payable on March 1, 2021, to stockholders of record on February 8, 2021. This represents an increase of 4 percent per share.
The company’s non-GAAP results exclude, as applicable, the impact of purchase accounting fair value adjustments, stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related transaction and integration costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, tax reform charges, disposal gains on buildings and related charitable contributions, tax effects related to businesses held for sale, gain on sale of businesses, and capitalization and amortization of internally developed software costs. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

FY 2020 Highlights
•	Revenue of $1.29 billion, down 5 percent year over year
•	GAAP gross margin of 71 percent
•	Non-GAAP gross margin of 75 percent
•	Diluted GAAP EPS of $1.09
•	Diluted non-GAAP EPS of $1.24
•	Dividends paid of $137 million, or $1.04 per share

In 2020, GAAP operating expenses were $876 million, up 1 percent year over year, and non-GAAP operating expenses were $759 million, down 5 percent year over year. GAAP net income in 2020 was $144 million, down 11 percent year over year, and non-GAAP net income in 2020 was $164 million, down 24 percent year over year.

Guidance
NI currently expects Q1 revenue to be in the range of $324 million to $354 million and Q1 non-GAAP revenue, which we define as GAAP revenue adjusted to exclude the impact of purchase accounting fair value adjustments (for Q4 2020 these adjustments related to our recently acquired OptimalPlus subsidiary), to be in the range of $325 million to $355 million. The company currently expects that GAAP diluted EPS will be in the range of $(0.05) to $0.09 for Q1, with non-GAAP diluted EPS expected to be in the range of $0.24 to $0.38. For 2021, NI estimates its non-GAAP effective tax rate to be approximately 17  percent to 18 percent.

Conference Call Information
Interested parties can listen to the Q4 2020 earnings conference call with NI management today, January 28, at 4:00 p.m. CT at www.ni.com/call or dial (855) 212-2361 and enter confirmation code 3484087. Replay information is available by calling (855) 859-2056, confirmation code 3484087, shortly after the call through January 31, at 11:59 p.m. CT or by visiting the company’s website at www.ni.com/call.

Non-GAAP Presentation
In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, gross margin, operating expenses, operating income, operating margin, provision for income taxes, net income, net margin and diluted EPS for the three-month and 12-month periods ending Dec. 31, 2020 and 2019, on a GAAP and non-GAAP basis. In this news release the company has also presented its non-GAAP revenue, and guidance for its Q1 non-GAAP revenue. In this news release revenue is also referred to as net sales, and non-GAAP revenue is also referred to as non-GAAP net sales. In this news release the company has also presented its estimated non-GAAP effective tax rate for 2021. When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. The company is not able to provide guidance on its GAAP tax rate or a related reconciliation without unreasonable efforts since its future GAAP tax rate depends on its future stock price and related information that is not currently available. Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider purchase accounting fair value adjustments, stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related transaction and integration costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, tax reform charges, disposal gains on buildings and related charitable contributions, tax effects related to businesses held-for-sale, gain on sale of businesses, and capitalization and amortization of internally developed software costs in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals; to allocate resources; and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release discloses the company’s EBITDA for the three-month and 12-month periods ending Dec. 31, 2020 and 2019. The company believes that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA to GAAP net income is included with this news release.

Forward-Looking Statements
This release contains “forward-looking statements” including statements regarding as we expand our systems and software offerings, we may see larger differences between bookings and revenue on a quarterly basis; the areas where we have focused showed strength and momentum increased throughout the year; I believe we enter 2021 in a position of strength and poised to accelerate growth and deliver increased value to all our stakeholders; I believe our strong close to 2020 is proof in our ability to adapt quickly to the global pandemic; we remain committed to our 2023 financial model; in order to accelerate growth, we will continue to align investments to our higher growth opportunities within our four strategic pillars; I believe our strong balance sheet gives us the opportunity to capitalize on inorganic investments to meet our growth targets faster and deliver shareholder returns; expecting Q1  revenue to be in the range of $324 million to $354 million; expecting Q1 non-GAAP revenue to be in the range of $325 million to $355 million; expecting that GAAP diluted EPS will be in the range of $(0.05) to $0.09 for Q1, with non-GAAP diluted EPS expected to be in the range of $0.24 to $0.38; and estimating its non-GAAP effective tax rate to be approximately 17 percent to 18 percent for 2021. These statements are subject to a number of risks and uncertainties, including risks and uncertainties related to the COVID-19 virus and further economic and market disruptions resulting from COVID-19; further adverse changes or fluctuations in the global economy; further adverse fluctuations in our industry, foreign exchange fluctuations, changes in the current global trade regulatory environment; fluctuations in customer demands and markets; fluctuations in demand for our products including orders from our large customers; component shortages; delays in the release of new products; our ability to effectively manage our operating expenses; manufacturing inefficiencies and the level of capacity utilization; the impact of any recent or future acquisitions or divestitures by NI (including the ability to successfully operate or integrate the acquired company’s business into NI, the ability to retain and integrate the acquired company’s employees into NI, and the ability to realize the expected benefits of the acquisition); our ability to achieve the benefits of employee restructuring plans and possible changes in the size and timing of the related charges; cyber-attacks; expense overruns; and adverse effects of price changes or effective tax rates. Actual results may differ materially from the expected results. The company directs readers to its Form 10-K for the year ended Dec. 31, 2019, its Form 10-Q for the quarter ended Sept. 30, 2020 and the other documents it files with the SEC for other risks associated with the company’s future performance. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in our forward-looking statements.

All information in this release is as of the date above. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

About NI
At NI, we bring together the people, ideas and technology so forward thinkers and creative problem solvers can take on humanity’s biggest challenges. From data and automation to research and validation, we provide the tailored, software-connected systems engineers and enterprises need to Engineer Ambitiously™ every day. (NATI-F)

National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.
National Instruments
Condensed Consolidated Balance Sheets
(in thousands)
	December 31,	December 31,
	2020	2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$260,232	$194,616
Short-term investments	59,923	237,983
Accounts receivable, net	266,869	248,872
Inventories, net	194,012	200,410
Prepaid expenses and other current assets	68,470	65,477
Total current assets	849,506	947,358
Property and equipment, net	254,399	243,717
Goodwill	467,547	262,242
Intangible assets, net	172,719	84,083
Operating lease right-of-use assets	67,674	70,407
Other long-term assets	79,670	44,082
Total assets	1,891,515	1,651,889

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	51,124	52,192
Accrued compensation	87,068	47,732
Deferred revenue - current	132,151	131,445
Other lease liabilities - current	15,801	13,431
Other taxes payable	48,129	40,607
Debt - current	5,000	—
Other current liabilities	42,578	20,716
Total current liabilities	381,851	306,123
Deferred income taxes	25,287	14,065
Liability for uncertain tax positions	10,868	6,652
Income tax payable - non-current	61,623	69,151
Deferred revenue - long-term	36,335	33,480
Operating lease liabilities - non-current	35,854	40,650
Debt, non-current	92,036	—
Other long-term liabilities	22,789	5,418
Total liabilities	666,643	475,539

Stockholders' equity:
Preferred stock	—	—
Common stock	1,312	1,305
Additional paid-in capital	1,033,285	953,578
Retained earnings	211,101	242,537
Accumulated other comprehensive loss	(20,826)	(21,070)
Total stockholders' equity	1,224,872	1,176,350
Total liabilities and stockholders' equity	$1,891,515	$1,651,889

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2020	2019	2020	2019

Net sales:
Product	$327,714	$332,267	$1,137,603	$1,215,014
Software maintenance	40,124	35,201	149,068	138,201
Total net sales	367,838	367,468	1,286,671	1,353,215

Cost of sales:
Product	105,625	89,308	359,861	329,364
Software maintenance	3,571	1,827	11,260	7,527
Total cost of sales	109,196	91,135	371,121	336,891

Gross profit	258,642	276,333	915,550	1,016,324
	70%	75%	71%	75%
Operating expenses:
Sales and marketing	134,570	121,052	465,509	473,392
Research and development	73,733	71,471	280,381	272,452
General and administrative	36,883	30,129	129,863	122,768
Total operating expenses	245,186	222,652	875,753	868,612
Gain on sale of business/asset	—	—	159,753	26,842
Operating income	13,456	53,681	199,550	174,554

Other income (expense)	1,797	611	(788)	5,990

Income before income taxes	15,253	54,292	198,762	180,544

Provision (Benefit) for income taxes	10,515	(4,304)	55,103	18,393

Net income	$4,738	$58,596	$143,659	$162,151

Basic earnings per share	$0.04	$0.45	$1.10	$1.23
Diluted earnings per share	$0.04	$0.45	$1.09	$1.22

Weighted average shares outstanding -
Basic	131,277	130,776	131,082	131,722
Diluted	131,732	131,432	131,799	132,734

Dividends declared per share	$0.26	$0.25	$1.04	$1.00

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands)
	Years Ended December 31,
	2020	2019
	(unaudited)
Cash flow from operating activities:
Net income	$143,659	$162,151
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	87,064	73,541
Stock-based compensation	58,376	51,438
Disposal gain on sale of business/asset	(159,753)	(26,842)
Deferred income taxes	7,089	(12,680)
Net change in operating assets and liabilities	44,332	(23,203)
Net cash provided by operating activities	180,767	224,405

Cash flow from investing activities:
Capital expenditures	(49,652)	(60,857)
Proceeds from sale of assets/business, net of cash divested	160,266	32,492
Capitalization of internally developed software	(4,054)	(9,065)
Additions to other intangibles	(1,441)	(1,209)
Acquisitions of equity-method investments	(9,761)	(13,670)
Acquisitions, net of cash received	(334,981)	—
Purchases of short-term investments	(206,330)	(185,267)
Sales and maturities of short-term investments	384,652	219,628
Net cash used by investing activities	(61,301)	(17,948)

Cash flow from financing activities:
Proceeds from term loan	170,000	—
Payments of term loan	(71,250)	—
Proceeds from revolving line of credit	20,000	—
Payments of revolving line of credit	(20,000)	—
Debt issuance costs	(1,893)	—
Proceeds from issuance of common stock	31,947	33,191
Repurchase of common stock	(48,713)	(171,316)
Dividends paid	(136,545)	(131,855)
Other	—	(837)
Net cash used by financing activities	(56,454)	(270,817)

Impact of changes in exchange rates on cash	2,604	(410)

Net change in cash and cash equivalents	65,616	(64,770)
Cash and cash equivalents at beginning of period	194,616	259,386
Cash and cash equivalents at end of period	$260,232	$194,616

The following tables provide details with respect to the amount of GAAP charges related to stock-based compensation, amortization of acquisition-related intangibles and fair value adjustments, acquisition-related transaction costs, disposal gains on sale of business/assets and related charitable contributions, tax effects related to businesses held-for-sale, capitalization and amortization of internally developed software costs, and restructuring charges that were recorded in the line items indicated below (unaudited) (in thousands):
	Three Months Ended		Years Ended
	December 31,		December 31,
	2020	2019	2020	2019
Stock-based compensation
Cost of sales	$979	$887	$3,766	$3,475
Sales and marketing	5,462	4,868	22,288	19,612
Research and development	5,129	4,236	17,769	16,265
General and administrative	4,251	3,393	14,552	12,086
Provision for income taxes	(445)	(1,433)	(8,705)	(9,337)
Total	$15,376	$11,951	$49,670	$42,101

Amortization of acquisition-related intangibles and fair value adjustments
Net sales	$1,961	$—	$3,260	$—
Cost of sales	4,313	823	9,892	3,348
Sales and marketing	1,965	485	5,264	1,970
Research and development	9	28	94	112
General and administrative	846	—	846	—
Other expense (income)	124	124	487	409
Provision for income taxes	(606)	(127)	(2,554)	(703)
Total	$8,612	$1,333	$17,289	$5,136

Acquisition related transaction and integration costs, restructuring charges, and other(1)(2)(3)(4)
Cost of sales	$1,620	$—	$1,626	$—
Sales and marketing	23,309	5,356	32,079	13,646
Research and development	1,184	3,266	6,374	4,166
General and administrative (1)(4)	8,685	2,002	21,279	11,527
Gain on sale of business/asset (1)(2)	—	—	(159,753)	(26,842)
Other expense (income)	191	—	589	—
Provision for income taxes(3)	(1,602)	(13,477)	32,364	(12,237)
Total	$33,387	$(2,853)	$(65,442)	$(9,740)
(1): During the third quarter of 2019, the company recognized a gain of $27 million related to the sale of an office building, presented within "Gain on sale of business/assets". The company also recognized a charitable contribution expense of $7 million related to an infrequent donation using a portion of the proceeds from the sale of the building, presented within "General and administrative".

(2): During the first quarter of 2020, we recognized a gain of $160 million related to the divestiture of AWR, presented within "Gain on sale of business/assets".
(3): During the fourth quarter of 2019, we recognized an income tax benefit of $11 million related to the recognition of deferred taxes on the outside basis difference of our AWR business, which was held-for-sale as of December 31, 2019.

(4): During the third quarter of 2020, we recognized $5 million of compensation expense related to the replacement of unvested options acquired from OptimalPlus. These amounts were accounted for as post-combination expense and will be recognized over the required service period.

(Capitalization) and amortization of internally developed software costs
Cost of sales	$6,936	$7,012	$27,931	$27,085
Research and development	(1,248)	(1,887)	(4,043)	(9,066)
Provision for income taxes	(1,195)	(1,076)	(5,017)	(3,784)
Total	$4,493	$4,049	$18,871	$14,235

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2020	2019	2020	2019
Reconciliation of Net sales to Non-GAAP Net sales
Net sales, as reported	$367,838	$367,468	$1,286,671	$1,353,215
Impact of acquisition related fair value adjustments	1,961	—	3,260	—
Non-GAAP net sales	$369,799	$367,468	$1,289,931	$1,353,215

Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$258,642	$276,333	$915,550	$1,016,324
Stock-based compensation	979	887	3,766	3,475
Amortization of acquisition-related intangibles and fair value adjustments	6,274	823	13,152	3,348
Acquisition transaction and integration costs, restructuring charges and other	1,620	—	1,626	—
Amortization of internally developed software costs	6,936	7,012	27,931	27,085
Non-GAAP gross profit	$274,451	$285,055	$962,025	$1,050,232
Non-GAAP gross margin	74%	78%	75%	78%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$245,186	$222,652	$875,753	$868,612
Stock-based compensation	(14,842)	(12,497)	(54,609)	(47,963)
Amortization of acquisition-related intangibles and fair value adjustments	(2,820)	(513)	(6,204)	(2,082)
Acquisition transaction and integration costs, restructuring charges and other	(33,178)	(10,624)	(59,732)	(29,339)
Capitalization of internally developed software costs	1,248	1,887	4,043	9,066
Non-GAAP operating expenses	$195,594	$200,905	$759,251	$798,294

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$13,456	$53,681	$199,550	$174,554
Stock-based compensation	15,821	13,384	58,375	51,438
Amortization of acquisition-related intangibles and fair value adjustments	9,094	1,336	19,356	5,430
Acquisition transaction and integration costs, restructuring charges and other	34,798	10,624	61,358	29,339
Net amortization of internally developed software costs	5,688	5,125	23,888	18,019
Gain on sale of business/assets	—	—	(159,753)	(26,842)
Non-GAAP operating income	$78,857	$84,150	$202,774	$251,938
Non-GAAP operating margin	21%	23%	16%	19%

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes
Provision for income taxes, as reported(1)	$10,515	$(4,304)	$55,103	$18,393
Stock-based compensation	445	1,433	8,705	9,337
Amortization of acquisition-related intangibles and fair value adjustments	606	127	2,554	703
Acquisition transaction and integration costs, restructuring charges and other	1,328	2,715	4,122	7,136
Net amortization of internally developed software costs	1,195	1,076	5,017	3,784
Gain on sale of business/assets	274	10,762	(36,486)	5,101
Tax reform charge (benefit)	—	—	—	(2,774)
Non-GAAP provision for income taxes(1)	$14,363	$11,809	$39,015	$41,680
(1): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.

Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Net Income, Non-GAAP Diluted EPS, and EBITDA
(in thousands, except per share data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2020	2019	2020	2019

Net income, as reported	$4,738	$58,596	$143,659	$162,151
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation	15,821	13,384	58,375	51,438
Amortization of acquisition-related intangibles and fair value adjustments	9,218	1,460	19,843	5,839
Acquisition transaction and integration costs, restructuring charges and other	34,989	10,624	61,947	29,339
Net amortization of internally developed software costs	5,688	5,125	23,888	18,019
Gain on sale of business/asset	—	—	(159,753)	(26,842)
Income tax effects and adjustments(1)	(3,848)	(16,113)	16,088	(23,287)
Non-GAAP net income	$66,606	$73,076	$164,047	$216,657
Non-GAAP net margin	18.0%	19.9%	12.7%	16.0%

Diluted EPS, as reported	$0.04	$0.45	$1.09	$1.22
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Stock-based compensation	0.12	0.10	0.44	0.39
Amortization of acquisition-related intangibles and fair value adjustments	0.07	0.01	0.15	0.04
Acquisition transaction and integration costs, restructuring charges and other	0.27	0.08	0.47	0.22
Net amortization of internally developed software costs	0.04	0.04	0.18	0.14
Gain on sale of business/asset	—	—	(1.21)	(0.20)
Income tax effects and adjustments(1)	(0.03)	(0.12)	0.12	(0.18)
Non-GAAP diluted EPS	$0.51	$0.56	$1.24	$1.63
(1): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.

Net income, as reported	$4,738	$58,596	$143,659	$162,151
Adjustments to reconcile net income to EBITDA:
Interest expense (income), net	592	(1,934)	(2,016)	(8,089)
Tax expense (benefit)	10,515	(4,304)	55,103	18,393
Depreciation and amortization	25,836	18,995	87,064	73,541
EBITDA	$41,681	$71,353	$283,810	$245,996

Weighted average shares outstanding
Basic	131,277	130,776	131,082	131,722
Diluted	131,732	131,432	131,799	132,734

Reconciliation of GAAP to Non-GAAP Diluted EPS Guidance
(unaudited)
	Three Months Ended
	March 31, 2021

	Low	High
GAAP Diluted EPS, guidance	$(0.05)	$0.09
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS:
Stock-based compensation	0.13	0.13
Amortization of acquisition-related intangibles and fair value adjustments	0.06	0.06
Acquisition transaction and integration costs, restructuring charges and other	0.12	0.12
Net amortization of internally developed software costs	0.05	0.05
Income tax effects and adjustments(1)	(0.07)	(0.07)
Non-GAAP Diluted EPS, guidance	$0.24	$0.38
(1): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.

Reconciliation of GAAP Net Sales to Non-GAAP Net Sales, Guidance
(unaudited)
	Three Months Ended
	March 31,
	2021	2020
	(midpoint)		Percent Inc(Dec)
GAAP Net sales, guidance	$339,000	$309,381	10%
Impact of purchase accounting fair value adjustments	1,000	—
Non-GAAP Net sales, guidance	$340,000	$309,381	10%